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                                                                EXHIBIT 10.27


                              EMPLOYMENT AGREEMENT

                                First Amendment

                 HOME SHOPPING NETWORK, INC., a Delaware corporation (the "Company") and GERALD F. HOGAN ("Executive") have entered into an employment agreement dated as of February 23, 1993 (the "Employment Agreement"). Company and Executive desire to clarify the intention of the Employment Agreement with respect to the treatment of Executive's rights under Section 12 of the Employment Agreement and modify the provisions of Section 1(g) of the Employment Agreement.

                 Accordingly, pursuant to Section 14(a) of the Employment Agreement, Company and Executive hereby agree to the following:

         1. The transaction in which the Company's parent, Liberty Media Corporation, became a wholly owned subsidiary of Tele-Communications, Inc., a Delaware corporation, was not intended by the parties and shall not be treated as a Change of Control as defined in Section 1(g) of the Employment Agreement.

         2. From and after August 4, 1994, Section 1(g) of the Employment Agreement shall read as follows:

                                 "(g)      Change of Control.  For purposes of
                          this Agreement, a "Change of Control" shall be deemed to have occurred as of the date upon which either (x) Tele-Communications, Inc. ("TCI", which term shall include each of TCI's affiliates and any successor corporation, partnership or other entity formed as a result of or in connection with any pro rata distribution of securities or the right to acquire securities to the holders of securities of TCI) ceases to be the sole "beneficial owner" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Voting Securities (as hereinafter defined) having a majority of the outstanding Voting Power (as hereinafter defined) of the Company, or (y) there shall have been a sale or other disposition of all or substantially all of the assets of the Company in any transaction or series of related transactions to a person that is not an affiliate of TCI. As used herein, the following terms shall have the following meanings: (i) "Voting Securities" shall mean any securities of the Company


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                          entitled, or which may be entitled, to vote on
                          matters submitted to stockholders generally (whether or not entitled to vote generally in the election of directors), or securities which are convertible into, or exercisable or exchangeable for such Voting Securities, whether or not subject to the passage of time or any contingency; (ii) "Voting Power" shall mean the number of votes available to be cast (determined by reference to the maximum number of votes entitled to be cast by the holders of such Voting Securities (or by the holders of any other Voting Securities into which such Voting Securities may be convertible, exercisable or exchangeable for, whichever yields the highest number of votes) upon any matter submitted to stockholders where the holders of all Voting Securities vote together as a single class) by the holders of Voting Securities; and (iii) "affiliate" shall have the meaning set forth in Rule 13e-3(a)(1) under the Exchange Act."

                 IN WITNESS WHEREOF, this First Amendment has been executed this 6th day of March, 1995 but effective as of August 4, 1994.

ATTEST:                                    HOME SHOPPING NETWORK, INC.




/s/    H. Steven Holtzman                   By: /s/ Barry S. Augenbraun
--------------------------                 -------------------------------
Name:  H. Steven Holtzman                   Name:   Barry S. Augenbraun
Title: Assistant Secretary                 Title:   Executive Vice President


                                                /s/ Gerald F. Hogan
                                           -------------------------------
                                                    Gerald F. Hogan





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